Exhibit 10.1
EXECUTION COPY
FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
     FIRST AMENDMENT, dated as of December 31, 2003 (this “Amendment”), to the AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 13, 2002 (as previously amended, supplemented or modified, the “Existing Agreement”; and as amended by this Amendment, the “Agreement”), among FURMANITE LIMITED (formerly named FURMANITE PLC formerly named KANEB UK PLC), a company incorporated under the laws of England and Wales (registered number 2530049) (the “Borrower”), FURMANITE WORLDWIDE, INC., a Delaware corporation (“Holding”), and BANK OF SCOTLAND, as agent (in such capacity, the “Agent”) for the Banks (in such capacity, the “Agent”).
W I T N E S S E T H:
          WHEREAS, for the purpose of facilitating a final dividend by FIL to Furmanite 1986 (“Furmanite”) and an interim dividend by Furmanite to the Borrower, the parties wish to amend the Existing Agreement to permit (a) an unsecured £5,500,000.00 loan by XANSER FINANCIAL LLC, a Delaware limited liability company, to FIL and a (b) an unsecured £5,500,000.00 loan by the Borrower to XANSER SERVICES LLC, a Delaware limited liability company;
          NOW, THEREFORE, it is agreed:
          Section 1. Definitions. Terms used in this Amendment which are defined in the Existing Agreement shall have the meanings specified therein (unless otherwise defined herein) and shall include in the singular number the plural and in the plural number the singular.
          Section 2. Amendments. Upon the Amendment Effective Date (as defined in Section 3 below):
          2.1 Other Indebtedness. Section 8.3 of the Existing Agreement is amended by adding the following Section 8.3(xiv):
“(xiv)	an unsecured £5,500,000.00 loan (the “Xanser Financial Loan”) by XANSER FINANCIAL LLC, a Delaware limited liability company (“Xanser Financial”), to FIL pursuant to an Unsecured Term Loan Agreement dated December 31, 2003, between FIL and Xanser Financial (the “Xanser Financial Loan Agreement”), but only if (a) the Xanser Financial Loan is used solely by FIL to pay to Furmanite a final dividend of £5,500,000.00 declared on December 31, 2003 for its financial year ended December 31, 2002 (the “FIL Dividend”), (b) the FIL Dividend is used by Furmanite solely to pay to the Borrower an interim dividend of £5,500,000.00 declared on December 31, 2003 in respect of the financial year ended December 31, 2002 (the “Furmanite Dividend”), (c) the Furmanite Dividend is used by the Borrower solely to make the Xanser Services Loan (as defined below) and (d) Xanser Financial has executed and delivered to the Agent a subordination agreement substantially in the form of the XANSER Subordination Agreement and satisfactory to the Agent in its sole discretion.”
          2.2 Advances and Loans. Section 8.5 of the Existing Agreement is amended by inserting at the end thereof the following the following paragraph:
          “Notwithstanding any other provisions in this Agreement, the Borrower may use the Furmanite Dividend to make an unsecured £5,500,000.00 loan (the “Xanser Services Loan”) to XANSER SERVICES LLC, a Delaware limited liability company (“Xanser Services”), pursuant to a loan agreement substantially in the form of the Xanser Financial Loan Agreement and satisfactory to the Agent in its sole discretion (the “Xanser Services Loan Agreement”), but only if the Xanser Services Loan is pledged to the Banks pursuant to the Borrower Pledge Agreement.”
          2.3 Related Transactions. Section 8.11(b) of the Existing Agreement is amended by deleting Section 8.11(b) in its entirety and substituting, in lieu thereof, the following:
          “(b) No Loan Party will make any payments, directly or indirectly, to XANSER or any officer of director of XANSER, except as permitted by the XANSER Management Agreement, Section 8.5, Section 8.11(a) or Section 8.15.”
          Section 3. Conditions Precedent.
          The amendments provided for by this Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall be satisfied to the satisfaction of the Agent or waived:
          3.1 Default, etc. On the Amendment Effective Date, there shall exist no Event of Default and all representations and warranties made by the Borrower or Holding in the Existing Agreement or in the other Loan Documents or otherwise made by the Borrower or Holding in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time except to the extent such representations and warranties were made only as of a specific date.
          3.2 Documents. On the Amendment Effective Date, the Agent shall have received this Amendment executed and delivered by each of the parties hereto.
          3.3 Approvals and Consents. All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Government Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Amendment and the transactions contemplated hereby by either of the Borrower or Holding shall have been obtained (and, if so requested, furnished to the Agent).
          Section 4. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the “Agreement” in any other Loan Document or other document or instrument shall be deemed to mean the Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof.
          Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
          Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

FURMANITE LIMITED

By:	/s/ Howard C. Wadsworth

Name: Howard C. Wadsworth
Title: Director

FUMANITE WORLDWIDE, INC

By:	/s/ Howard C. Wadsworth

Name: Howard C. Wadsworth
Title: Vice President

BANK OF SCOTLAND, individually and as Agent

By:

Name:
Title:

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